UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2004

APTIMUS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968 (Commission File Number)	91-1809146 (IRS Employer Identification No.)

100 Spear Street, Suite 1115
San Francisco, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code:   (415) 896-2123

2001 Sixth Avenue, Suite 3200
Seattle, WA 98121
(Former Name or Former Address, if Changed Since Last Report)

Item 7.01 – Regulation FD Disclosure

APTIMUS UPDATES 2004 FINANCIAL GUIDANCE AND ANNOUNCES INITIAL 2005 OUTLOOK

•	Increases 2004 revenue guidance to $14 million from $13 million
•	Increases 2004 GAAP profit guidance to $2.1 million from $1.4 million
•	Increases 2004 projected EPS (Pre-tax) to $0.30 from $0.20
•	Provides initial 2005 guidance of $26.5 million in revenues and $0.80 EPS (Pre-tax)

SAN FRANCISCO, CA November 22, 2004 — Aptimus, Inc. (OTC BB: APTM), the performance based advertising network, today announced that it is raising its 2004 revenue guidance and issuing initial guidance for 2005. For 2004, Aptimus is increasing its projected sales to $14 million from its most recent guidance of $13 million that was provided in September 2004. This revised estimate also reflects an increase in expected GAAP profit to $2.1 million, or $0.30 EPS per fully diluted share, based on 7.1 million fully diluted shares. The projected 2004 profit and per share earnings are determined without consideration of income tax expense. The tax benefit of the company’s Net Operating Loss Carry Forward has been fully reserved.

Along with the increase in 2004 revenue guidance, Aptimus today announced its initial 2005 revenue and earnings projections. The company anticipates annual revenues of $26.5 Million for 2005, and that it will achieve a net income of $6.0 million, or $0.80 earnings per share based on an average of 7.5 million fully diluted shares for the year. The projected 2005 profit and per share amounts are determined without consideration of income tax expense. The tax benefit of the company’s Net Operating Loss Carry Forward has been fully reserved. The company is also not including the possible effect of expensing stock options in its 2005 projections as it is using the current stock option expensing rules in its forecast.

“Our primary objective for the balance of 2004 and heading into 2005 is increasing web site publisher participation in our network with the goal to increase the impressions available to promote our clients’ offers,” said Tim Choate, CEO of Aptimus. “We have an offer presentation and optimization platform that is working well today and a solid base of leading brand clients. Our growth will be driven primarily by increasing web site participation in our model.”

Conference Call

Tim Choate, CEO, and John Wade, CFO, will host a conference call today to review the financial projections beginning at 5:00 p.m. Eastern Time. The conference call in number is (866) 851-7100 and the participant code is # 762812. In addition to the call, a webcast will be available live on the Internet, and a replay will also be accessible from the Investor section of the company’s website at www.aptimus.com until December 15, 2004.

About Aptimus, Inc.

Aptimus (www.aptimus.com) is a performance-based advertising network, generating new revenues for participating web site publishers while generating new sales leads for advertiser clients. For advertisers, the Aptimus Network offers a platform to present their offers across an audience of web site and email distribution channels. Marketers pay only for the results they achieve on a cost per click, cost per lead, cost per acquisition, or cost per impression basis, as well as combinations of those models. As a result, marketers can refine their offers and payment models to achieve their objectives. For web site publishers, the Aptimus Network generates new revenues while promoting offers from known brands in graphical formats that complement the publishers’ sites and adds value for their customers. At the core of the Aptimus Network platform is a database configuration and software platform supporting a direct marketing approach called Dynamic Revenue Optimization™, which automatically determines on a real-time basis specific advertiser offers for promotion on each publisher’s web site and in each email sent. The company’s primary offer presentation formats include cross-marketing promotions at the point of registration or other transactional activity on web sites, online advertising programs, and email marketing campaigns. Aptimus’ current clients include many of the top 500 direct marketers. Aptimus web site publishers include a diverse cross-section of the Internet. Aptimus has offices in San Francisco and Seattle, and is publicly traded on the OTCBB under the symbol APTM. More information on Aptimus is available at the company’s website at http://www.aptimus.com    This press release contains statements that may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, comments regarding the company’s future success, the continuing nature of the company’s revenue growth, the company’s revenue and profit forecasts, the sufficiency of the company’s capital base, the ability of the company to keep its current clients and distribution publishers and add new ones, the ability of the company to maintain profitability, the viability of its network approach to direct marketing, the market acceptance of the company’s products and services, the company’s future capital strategy and the company’s improving prospects, in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the company’s operating results, the ability to compete successfully, the ability of the company to maintain current client and distribution publisher relationships and attract new ones, market acceptance of the company’s co-registration advertising solution, the sufficiency of the company’s capital base to fund operations, and the sufficiency of the company’s computer hardware and human resource infrastructure to support expanding operations. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the “Risk Factors” described on Exhibit 99.1 to the company’s Quarterly Report on Form 10-Q, dated November 15, 2004, and in other periodic reports and filings on file with the SEC, all of which Risk Factors are incorporated herein as though fully set forth. The company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Investor Relations:

Genesis Select, Budd Zuckerman at 303-415-0200

Or

John Wade, Chief Financial Officer of Aptimus, Inc., 415-896-2123, ext. 245, or
john.wade@aptimus.com.

Press Inquiries:

Holly Nuss, Public Relations, Aptimus, Inc., 415-845-1095 or Hollyn@aptimus.com

Basis of Projections. These figures are based on a review of the company’s performance in past periods, our unaudited results at that time, as well as our anticipated results in the upcoming period from current and pending publisher and advertiser relationships. In making these projections, we assumed our connectivity, research and development, general and administrative and depreciation and amortization expenses for the last three months of 2004 and for 2005 would remain relatively flat when compared to the first nine months of 2004. In addition, sales and marketing expenses would remain at similar percentage of revenue as we scale the business. We also assumed that we would not experience any further growth in the average CPMs of our various placements from levels achieved in the first nine months of 2004, but rather they would remain consistent with the preceding nine month period’s levels. We also assumed that during the last quarter of 2004 and during 2005 we would increase our core placement and other placement page impressions by 100% and 700%, respectively, over the levels achieved in the first half of 2004. We also assumed that our revenues attributable to email sources would remain at approximately the same levels for the last quarter of 2004 and during 2005 as we saw in the first nine months of 2004. On the client side, we assumed that we would maintain and expand our existing client relationships to meet the demands of what we anticipated to be a growing base of website publishers. Finally, we assumed that our cost of revenues, which is essentially the fees we pay to our website publishers and email list owners, would be approximately 47% of total revenues for the balance of 2004 and during 2005.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC. (Registrant)

Dated: November 22, 2004	By: /s/ David H. Davis David H. Davis General Counsel and Corporate Secretary